Exhibit 1.01

CONFLICT MINERALS REPORT

May 29, 2015

Introduction

This Conflict Minerals Report is presented to comply with Securities and Exchange Commission Rule 13p-1 under the Securities Exchange Act of 1934 (“SEC Rule”). Deere & Company (“Company”) and its subsidiaries (collectively, “John Deere”) manufacture and distribute agriculture and turf and construction and forestry equipment and parts. For the period from January 1 to December 31, 2014 (“Reporting Period”), certain components and parts of John Deere’s equipment products contained columbite-tantalite (coltan) (or its derivative tantalum), gold, wolframite (or its derivative tungsten) and/or cassiterite (or its derivative tin) (collectively, “conflict minerals”) necessary to the production or functionality of such equipment. As part of its due diligence, the Company has adopted a policy (“Conflict Minerals Policy”) providing a common set of principles for the sourcing of conflict minerals. In accordance with the SEC Rule, the Company implemented a process to determine whether any conflict minerals necessary to the production or functionality of its products originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”) or do not come from recycled or scrap sources (the “Reasonable Country of Origin Inquiry”). Based on the Reasonable Country of Origin Inquiry, the Company believes that certain of the conflict minerals necessary to the production or functionality of its equipment manufactured in the Reporting Period may have originated in the Covered Countries and may not be from recycled or scrap sources (the “Covered Minerals”).

The Company’s due diligence procedures conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidelines”) and the related supplements for gold and for tin, tantalum and tungsten. In accordance with the SEC Rule and the OECD Guidelines, this Conflict Minerals Report is available on the Company’s website at www.JohnDeere.com/secfilings. The Company’s Conflict Minerals Policy is available on its website at www.JohnDeere.com/corpgov.

Part I of this report describes the due diligence procedures performed by the Company on the source and chain of custody of In-Scope Components (as defined below) and the steps the Company has taken since December 31, 2014 or will take to improve its due diligence process. Part II of this report describes the Company’s products that contain In-Scope Components, the facilities used to process the Covered Minerals in those In-Scope Components if known to the Company, the country of origin of the Covered Minerals in those In-Scope Components if known to the Company and the efforts to determine the mine or location of origin with the greatest possible specificity.

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Part I              Due Diligence Procedures

Certain components and parts of John Deere’s equipment manufactured during the Reporting Period contain conflict minerals necessary to the production or functionality of such equipment (“In-Scope Components”). The Company’s due diligence procedures are implemented and maintained throughout its supply chain. In accordance with the Company’s Conflict Minerals Policy, the SEC Rule and the OECD Guidelines, the Company has established a due diligence process with the following key components: (1) internal supply management systems and controls; (2) identification and assessment of conflict minerals risk in the supply chain; (3) strategies to address identified risks within the supply chain; and (4) independent audit procedures as required by the SEC Rule. The Company performs due diligence procedures described below on its In-Scope Components.

a.            Internal Supply Management Systems and Controls

The Company’s Conflict Minerals Policy establishes the principles with regard to the responsible sourcing of conflict minerals against which the Company can assess itself and its suppliers. In order to enforce the Conflict Minerals Policy, the Company has put in place internal supply management systems and controls. The Company’s management structure consists of three levels of oversight. In accordance with the OECD Guidelines, at the top of the management structure is an executive sponsor. The executive sponsor is a member of the Company’s senior management team. The second level of management is a steering committee comprised of executive-level officers from supply management, environmental, energy and product sustainability, electronic solutions, internal audit and legal. This committee provided guidance and oversight to the third level of the management system for conflict minerals. The committee received periodic updates on the design and implementation of the due diligence procedures conducted for the Reporting Period. The third level of the management system is a team of subject matter experts (“CM Team”) from relevant functions within the Company, including supply management, environmental, quality, information technology, internal audit and legal. The CM Team was responsible for designing and implementing the Company’s due diligence procedures. In accordance with the Company’s Conflict Minerals Policy and the OECD Guidelines, the Company will maintain, and will require In-Scope Suppliers (as defined below) to maintain, conflict minerals records for five years.

b.            Identification and Assessment of Conflict Mineral Risk in the Supply Chain

Due to the size and complexity of John Deere’s global supply chain as well as its considerable number of suppliers, products, parts and components, a process was developed to assess and remove parts not containing conflict minerals from the inquiry. The Reasonable Country of Origin Inquiry pertained only to suppliers with In-Scope Components (“In-Scope Suppliers”) introduced into John Deere’s supply chain during the Reporting Period. Any part, component or product that did not contain conflict minerals was excluded from further inquiry.

The risk that In-Scope Components are present in the Company’s electronics parts was considered higher than the risk that the In-Scope Components are present in the Company’s equipment or after-market parts products. As a result, the Company split the Reasonable Country of Origin Inquiry into three processes. The first process collected information on the Company’s equipment components (“Equipment Survey”). The second process collected information on the Company’s electronics components (“Electronics Survey”). For this Reporting Period, the Company added a third process to survey the In-Scope Suppliers for its after-market parts division (“All-Makes Survey” and, collectively with the Equipment Survey and

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the Electronics Survey, the “Surveys”). In each case, the survey related only to In-Scope Suppliers of In-Scope Components during the Reporting Period.

The Equipment Survey randomly selected In-Scope Suppliers based on volume of parts provided to the Company during the Reporting Period. These suppliers were ranked based on the total volume of In-Scope Components supplied or forecasted to be supplied to the Company for the Reporting Period. The In-Scope Suppliers were then separated into groups according to volume of parts supplied to the Company: high volume, mid-volume and low volume. The In-Scope Suppliers were then randomly selected from these groups such that the survey covered 80 percent of volume from high volume suppliers, 15 percent of volume from mid-volume suppliers and 5 percent of volume from low volume suppliers. The All-Makes Survey followed a similar selection process to the Equipment Survey.

Due to the higher risk associated with electronics components, the Electronics Survey surveyed nearly all of the Company’s electronics In-Scope Suppliers. The In-Scope Suppliers were separated into groups according to volume of parts supplied to the Company: high volume, representing 99.9 percent of volume of the In-Scope Components, and low volume, representing 0.1 percent of volume of the In-Scope Components. The In-Scope Suppliers were randomly selected such that the Electronics Survey covered 100 percent of volume from high volume suppliers and 5 percent of low volume suppliers. As a result of the Surveys, the Company surveyed approximately 75 percent of all of its volume of In-Scope Components during the Reporting Period.

c.             Survey of In-Scope Suppliers

The Company collected conflict minerals data from In-Scope Suppliers for each unique part supplied to the Company during the Reporting Period. Each In-Scope Supplier surveyed was required to make part-specific declarations to the Company. The Equipment Survey used the standard industry reporting template, the Conflict Minerals Reporting Template (“CMRT”), published by the Conflict-Free Sourcing Initiative (“CFSI”), to review conflict minerals risk within the supply chain and identify smelters of origin. The Company also developed proprietary software to conduct the Equipment Survey. The system enabled the Company to communicate with In-Scope Suppliers, to make an initial risk assessment and to assist In-Scope Suppliers in completing the CMRT accurately.

The Electronics Survey was conducted with the assistance of a third party survey protocol. The Electronics Survey also utilized the CMRT, although the third party was contracted to procure the responses. In all cases, In-Scope Suppliers were asked to complete the survey within five weeks after receipt of the request. Additionally, In-Scope Suppliers were required automatically to update their responses with a new CMRT should an In-Scope Component that is the subject of an CMRT change during the Reporting Period. In accordance with the OECD Guidelines, the Company relies on third party audits by the Conflict Free Smelter Program (“CFS”) to validate the conflict free status of mineral smelters. The Company relies on the list of third party verified CFS smelters to determine the conflict status of the smelters identified in the supplier CMRT responses.

The Equipment Survey received complete CMRTs from approximately 90 percent of the In-Scope Suppliers surveyed, representing approximately 96 percent of the volume of the In-Scope Components of those suppliers. The All-Makes Survey received complete CMRTs from approximately 83 percent of the In-Scope Suppliers surveyed, representing approximately 88 percent of the volume of the In-Scope Components of those suppliers. The Electronics Survey received complete CMRTs from approximately

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91 percent of the In-Scope Suppliers surveyed, representing approximately 91 percent of the volume of the In-Scope Components of those suppliers. On a combined basis, the Company received complete CMRTs from approximately 90 percent of its In-Scope Suppliers surveyed, representing approximately 95 percent of the volume of the Company’s In-Scope Components of those suppliers. The supplier response rate for the Reporting Period is approximately a 13 point improvement over last year’s rate and approximately a 11 point improvement over last year in terms of volume of In-Scope Components.

The CM Team evaluated the CMRTs and assessed a risk level for each In-Scope Supplier response. The risk evaluation was based on the risks outlined in the OECD Guidelines. Based on the risk evaluation, the CM Team determined whether further due diligence was required on any In-Scope Supplier. The CM Team contacted certain In-Scope Suppliers to verify the information provided on the CMRT. The results from the Surveys were combined after completing the due diligence procedures. The supplier survey data on the Company’s In-Scope Components was consolidated at a product level to identify the conflict minerals status for the Company’s products pursuant to the SEC Rule.

d.            Strategies to Address Identified Risks within the Supply Chain

In preparation for the due diligence performed for the Reporting Period, the Company improved the processes implemented last year. The Company expanded the scope of its due diligence procedures by adding the All-Makes Survey. The Company refined its data collection process to improve the response rate to the Surveys. During the Reporting Period, the Company joined the CFSI to support its effort to certify smelters as conflict-free. The Company intends to continue its due diligence efforts on its conflict minerals supply chain. The Company’s due diligence procedures will continue to develop by engaging In-Scope Suppliers to improve transparency throughout the supply chain. In accordance with the Company’s Conflict Minerals Policy, the Company will continue incorporating conflict minerals obligations into our supplier contracts. The Company’s due diligence procedures will also continue to enforce its Conflict Minerals Policy and its Supplier Code of Conduct.

Part II             Product Description

a.            Products Containing In-Scope Components

The Company’s equipment operations are categorized into two major business segments. The agriculture and turf segment primarily manufactures and distributes a full line of agriculture and turf equipment and related service parts — including large, medium and utility tractors; loaders; combines, corn pickers, cotton and sugarcane harvesters and related front-end equipment and sugarcane loaders; tillage, seeding and application equipment, including sprayers, nutrient management and soil preparation machinery; hay and forage equipment, including self-propelled forage harvesters and attachments, balers and mowers; turf and utility equipment, including riding lawn equipment and walk-behind mowers, golf course equipment, utility vehicles, and commercial mowing equipment, along with a broad line of associated implements; integrated agricultural management systems technology and solutions; and other outdoor power products. The construction and forestry segment primarily manufactures and distributes a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting — including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments.

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As a result of the due diligence procedures described in Part I above, the Company believes that the equipment products described above contain In-Scope Components.

b.            Facilities Known to Process the Covered Minerals

Attached hereto as Schedule A is a list of the facilities that, based on the due diligence process described above, are known to the Company and that the Company believes processed the Covered Minerals in the Company’s products during the Reporting Period. During the due diligence process described above, the In-Scope Suppliers identified many entities that the Company could not validate as smelters or refiners and therefore are not listed in Schedule A. A significant number of smelters that may or may not have processed the Covered Minerals in the Company’s products have not participated in the CFS and, therefore, have not yet established their conflict status.

c.             Country of Origin of the Covered Minerals

As a result of the due diligence procedures described in Part I above, the Company does not have sufficient information to determine conclusively the countries of origin of all Covered Minerals. The country of origin of the smelters listed on Schedule A is set forth next to each smelter name.

d.            Efforts to Determine the Mine or Location of Origin

As discussed above in Part I, the Company relies on third parties to validate the conflict status of smelter sources. The Company’s due diligence procedures are designed to identify risks within the supply chain. At present, the Company’s In-Scope Suppliers have not identified mines or location of origin.

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Schedule A

Facilities Known to process Covered Minerals during the Reporting Period

Mineral	Smelter Name	Smelter Country
Gold (Au)	Aida Chemical Industries Co. Ltd.	JPN
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	DEU
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZB
Gold (Au)	AngloGold Ashanti Córrego do Sítio Minerção	BRA
Gold (Au)	Argor-Heraeus SA	CHE
Gold (Au)	Asahi Pretec Corporation	JPN
Gold (Au)	Asaka Riken Co Ltd	JPN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TUR
Gold (Au)	Aurubis AG	DEU
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHL
Gold (Au)	Bauer Walser AG	DEU
Gold (Au)	Boliden AB	SWE
Gold (Au)	C. Hafner GmbH + Co. KG	DEU
Gold (Au)	Caridad	MEX
Gold (Au)	CCR Refinery – Glencore Canada Corporation	CAN
Gold (Au)	Cendres & Métaux SA	CHE
Gold (Au)	Yunnan Copper Industry Co Ltd	CHN
Gold (Au)	Chimet S.p.A.	ITA
Gold (Au)	China National Gold Group Corporation	CHN
Gold (Au)	Chugai Mining	JPN
Gold (Au)	Colt Refining	USA
Gold (Au)	Daejin Indus Co. Ltd	KOR
Gold (Au)	DaeryongENC	KOR
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHN

Gold (Au)	Do Sung Corporation	KOR
Gold (Au)	Doduco	DEU
Gold (Au)	Dowa	JPN
Gold (Au)	Eco-System Recycling Co., Ltd.	JPN
Gold (Au)	FSE Novosibirsk Refinery	RUS
Gold (Au)	Gansu Seemine Material Hi-Tech Co Ltd	CHN
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHN
Gold (Au)	Heimerle + Meule GmbH	DEU
Gold (Au)	Heraeus Ltd. Hong Kong	HKG
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	DEU
Gold (Au)	Hunan Chenzhou Mining Industry Group	CHN
Gold (Au)	Hwasung CJ Co. Ltd	KOR
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHN
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JPN
Gold (Au)	Istanbul Gold Refinery	TUR
Gold (Au)	Japan Mint	JPN
Gold (Au)	Jiangxi Copper Company Limited	CHN
Gold (Au)	Johnson Matthey Inc	USA
Gold (Au)	Johnson Matthey Ltd	CAN
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUS
Gold (Au)	JSC Uralectromed	RUS
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JPN
Gold (Au)	Kazzinc Ltd	KAZ
Gold (Au)	Kennecott Utah Copper LLC	USA
Gold (Au)	Kojima Chemicals Co., Ltd	JPN
Gold (Au)	Korea Metal Co. Ltd	KOR
Gold (Au)	Kyrgyzaltyn JSC	KGZ
Gold (Au)	L’ azurde Company For Jewelry	SAU
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHN

Gold (Au)	LS-NIKKO Copper Inc.	KOR
Gold (Au)	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHN
Gold (Au)	Materion	USA
Gold (Au)	Matsuda Sangyo Co., Ltd.	JPN
Gold (Au)	Metalor Technologies (Hong Kong) Ltd	HKG
Gold (Au)	Metalor Technologies (Singapore) Pte. Ltd.	SGP
Gold (Au)	Metalor Technologies SA	CHE
Gold (Au)	Metalor USA Refining Corporation	USA
Gold (Au)	Met-Mex Peñoles, S.A.	MEX
Gold (Au)	Mitsubishi Materials Corporation	JPN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JPN
Gold (Au)	Moscow Special Alloys Processing Plant	RUS
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TUR
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZB
Gold (Au)	Nihon Material Co. LTD	JPN
Gold (Au)	Ohio Precious Metals, LLC	USA
Gold (Au)	Ohura Precious Metal Industry Co., Ltd	JPN
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUS
Gold (Au)	OJSC Kolyma Refinery	RUS
Gold (Au)	PAMP SA	CHE
Gold (Au)	Penglai Penggang Gold Industry Co Ltd	CHN
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUS
Gold (Au)	PT Aneka Tambang (Persero) Tbk	IDN
Gold (Au)	PX Précinox SA	CHE
Gold (Au)	Rand Refinery (Pty) Ltd	ZAF
Gold (Au)	Royal Canadian Mint	CAN
Gold (Au)	Sabin Metal Corp.	USA
Gold (Au)	SAMWON METALS Corp.	KOR
Gold (Au)	Schone Edelmetaal	NLD

Gold (Au)	SEMPSA Joyería Platería SA	ESP
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHN
Gold (Au)	So Accurate Group, Inc.	USA
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUS
Gold (Au)	Solar Applied Materials Technology Corp.	TWN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JPN
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JPN
Gold (Au)	The Great Wall Gold and Silver Refinery of China	CHN
Gold (Au)	The Refinery of Shandong Gold Mining Co. Ltd	CHN
Gold (Au)	Tokuriki Honten Co., Ltd	JPN
Gold (Au)	Tongling nonferrous Metals Group Co.,Ltd	CHN
Gold (Au)	Torecom	KOR
Gold (Au)	Umicore Brasil Ltda	BRA
Gold (Au)	Umicore SA Business Unit Precious Metals Refining	BEL
Gold (Au)	United Precious Metal Refining, Inc.	USA
Gold (Au)	Valcambi SA	CHE
Gold (Au)	Western Australian Mint trading as The Perth Mint	AUS
Gold (Au)	YAMAMOTO PRECIOUS METAL CO., LTD.	JPN
Gold (Au)	Yokohama Metal Co Ltd	JPN
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHN
Gold (Au)	Zijin Mining Group Co. Ltd	CHN
Gold (Au)	Guangdong Jinding Gold Limited	CHN
Gold (Au)	Umicore Precious Metals Thailand	THA
Gold (Au)	Lingbao Gold Company Limited	CHN
Gold (Au)	Samduck Precious Metals	KOR
Gold (Au)	Advanced Chemical Company	USA

Tantalum (Ta)	Conghua Tantalum and Niobium Smeltry	CHN
Tantalum (Ta)	Duoluoshan	CHN
Tantalum (Ta)	Exotech Inc.	USA
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHN
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHN
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHN
Tantalum (Ta)	Ulba	KAZ
Tantalum (Ta)	Zhuzhou Cement Carbide	CHN
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHN
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHN
Tantalum (Ta)	Global Advanced Metals	USA
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHN
Tantalum (Ta)	H.C. Starck Group	DEU
Tantalum (Ta)	Hi-Temp	USA
Tantalum (Ta)	Kemet Blue Powder	USA
Tantalum (Ta)	King-Tan Tantalum Industry Ltd	CHN
Tantalum (Ta)	LSM Brasil S.A.	BRA
Tantalum (Ta)	Metallurgical Products India (Pvt.) Ltd.	IND
Tantalum (Ta)	Mineração Taboca S.A.	BRA
Tantalum (Ta)	Mitsui Mining & Smelting	JPN
Tantalum (Ta)	Molycorp Silmet A.S.	EST
Tantalum (Ta)	Plansee	AUT
Tantalum (Ta)	QuantumClean	USA
Tantalum (Ta)	RFH Tantalum Smeltry Co., Ltd	CHN
Tantalum (Ta)	Shanghai Jiangxi Metals Co. Ltd	CHN
Tantalum (Ta)	Solikamsk Metal Works	RUS

Tantalum (Ta)	Taki Chemicals	JPN
Tantalum (Ta)	Tantalite Resources	ZAF
Tantalum (Ta)	Telex	USA
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd	CHN
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHN
Tantalum (Ta)	KEMET Blue Metals	MEX
Tantalum (Ta)	H.C. Starck Co., Ltd.	THA
Tantalum (Ta)	H.C. Starck Inc.	USA
Tantalum (Ta)	H.C. Starck Ltd.	JPN
Tantalum (Ta)	H.C. Starck GmbH Goslar	DEU
Tantalum (Ta)	H.C. Starck GmbH Laufenburg	DEU
Tantalum (Ta)	Global Advanced Metals Boyertown	USA
Tantalum (Ta)	Plansee SE Liezen	AUT
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	DEU
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co.KG	DEU
Tantalum (Ta)	Global Advanced Metals Aizu	JPN
Tantalum (Ta)	Plansee SE Reutte	AUT
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MYS
Tin (Sn)	Thaisarco	THA
Tin (Sn)	China Rare Metal Materials Company	CHN
Tin (Sn)	CNMC (Guangxi) PGMA Co. Ltd.	CHN
Tin (Sn)	Alpha	USA
Tin (Sn)	Cooper Santa	BRA
Tin (Sn)	CV Serumpun Sebalai	IDN
Tin (Sn)	CV United Smelting	IDN
Tin (Sn)	EM Vinto	BOL
Tin (Sn)	Estanho de Rondônia S.A.	BRA
Tin (Sn)	Fenix Metals	POL
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHN
Tin (Sn)	Gejiu Zi-Li	CHN

Tin (Sn)	Huichang Jinshunda Tin Co. Ltd	CHN
Tin (Sn)	Jiangxi Nanshan	CHN
Tin (Sn)	Kai Unita Trade Limited Liability Company	CHN
Tin (Sn)	Linwu Xianggui Smelter Co	CHN
Tin (Sn)	China Tin Group Co., Ltd.	CHN
Tin (Sn)	Metallo Chimique	BEL
Tin (Sn)	Mineração Taboca S.A.	BRA
Tin (Sn)	Minmetals Ganzhou Tin Co. Ltd.	CHN
Tin (Sn)	Minsur	PER
Tin (Sn)	Mitsubishi Materials Corporation	JPN
Tin (Sn)	Novosibirsk Integrated Tin Works	RUS
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THA
Tin (Sn)	OMSA	BOL
Tin (Sn)	PT Artha Cipta Langgeng	IDN
Tin (Sn)	PT Babel Inti Perkasa	IDN
Tin (Sn)	PT Bangka Putra Karya	IDN
Tin (Sn)	PT Bangka Tin Industry	IDN
Tin (Sn)	PT Belitung Industri Sejahtera	IDN
Tin (Sn)	PT Bukit Timah	IDN
Tin (Sn)	PT DS Jaya Abadi	IDN
Tin (Sn)	PT Eunindo Usaha Mandiri	IDN
Tin (Sn)	PT Karimun Mining	IDN
Tin (Sn)	PT Mitra Stania Prima	IDN
Tin (Sn)	PT Prima Timah Utama	IDN
Tin (Sn)	PT REFINED BANGKA TIN	IDN
Tin (Sn)	PT Sariwiguna Binasentosa	IDN
Tin (Sn)	PT Stanindo Inti Perkasa	IDN
Tin (Sn)	PT Tambang Timah	IDN

Tin (Sn)	PT Timah	IDN
Tin (Sn)	PT Tinindo Inter Nusa	IDN
Tin (Sn)	Rui Da Hung	TWN
Tin (Sn)	Soft Metais, Ltda.	BRA
Tin (Sn)	White Solder Metalurgia e Mineração Ltda.	BRA
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHN
Tin (Sn)	Yunnan Tin Company, Ltd.	CHN
Tin (Sn)	Magnu’s Minerais Metais e Ligas LTDA	BRA
Tin (Sn)	Melt Metais e Ligas S/A	BRA
Tin (Sn)	CV Gita Pesona	IDN
Tin (Sn)	CV JusTindo	IDN
Tin (Sn)	CV Makmur Jaya	IDN
Tin (Sn)	CV Nurjanah	IDN
Tin (Sn)	Dowa	JPN
Tin (Sn)	PT Alam Lestari Kencana	IDN
Tin (Sn)	PT Babel Surya Alam Lestari	IDN
Tin (Sn)	PT Bangka Kudai Tin	IDN
Tin (Sn)	PT Bangka Timah Utama Sejahtera	IDN
Tin (Sn)	PT BilliTin Makmur Lestari	IDN
Tin (Sn)	PT Fang Di MulTindo	IDN
Tin (Sn)	PT HP Metals Indonesia	IDN
Tin (Sn)	PT Koba Tin	IDN
Tin (Sn)	PT Panca Mega Persada	IDN
Tin (Sn)	PT Seirama Tin investment	IDN
Tin (Sn)	PT Sumber Jaya Indah	IDN

Tin (Sn)	PT Supra Sukses Trinusa	IDN
Tin (Sn)	PT Pelat Timah Nusantara Tbk	IDN
Tin (Sn)	PT Tommy Utama	IDN
Tin (Sn)	PT Yinchendo Mining Industry	IDN
Tin (Sn)	PT ATD Makmur Mandiri Jaya	IDN
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHL
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd	VNM
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHN
Tungsten (W)	A.L.M.T. Corp.	JPN
Tungsten (W)	ATI Tungsten Materials	USA
Tungsten (W)	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHN
Tungsten (W)	Chongyi Zhangyuan Tungsten Co Ltd	CHN
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	CHN
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHN
Tungsten (W)	Global Tungsten & Powders Corp.	USA
Tungsten (W)	HC Starck GmbH	DEU
Tungsten (W)	Hunan Chenzhou Mining Group Co	CHN
Tungsten (W)	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHN
Tungsten (W)	Japan New Metals Co Ltd	JPN
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHN
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHN
Tungsten (W)	Kennametal Fallon	USA
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VNM
Tungsten (W)	Wolfram Bergbau und Hütten AG	AUT
Tungsten (W)	Wolfram Company CJSC	RUS
Tungsten (W)	Xiamen Tungsten Co., Ltd	CHN
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHN
Tungsten (W)	Zhuzhou Cemented Carbide Group Co Ltd	CHN
Tungsten (W)	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHN

Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHN
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHN
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHN
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHN
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHN
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHN
Tungsten (W)	Jiangxi Richsea New Materials Co., Ltd.	CHN
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHN
Tungsten (W)	H.C. Starck GmbH	DEU
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHN
Tungsten (W)	H.C. Starck Smelting GmbH & Co.KG	DEU
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VNM